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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88140, 33-88142, 33-88144, 33-81011 and 333-
43185) of our report dated August 2, 1996, except as to Note 16, which is as of September 10, 1996 and except as to the pooling of interests with Valley Industries, Inc. and with Squeri Foods, Inc. which is as of November 14, 1996, which appears on page F-35 of U.S. Foodservice's Form 8-K/A-1 dated March 9, 1998.


PRICE WATERHOUSE LLP


Linthicum, Maryland
March 6, 1998